                                                                      EXHIBIT 12

             TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
              COMBINED WITH 50% OWNED UNCONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                                                 SIX MONTHS
                                                                   ENDED
                                                                  JUNE 30,
                                                                ------------
                                                                2005    2004
                                                                ----    ----
Net income..................................................    $ 40    $ 28
Add:
  Interest expense..........................................      64      69
  Amortization of capitalized interest......................       1       1
  Portion of rentals representative of the interest
     factor.................................................       6       5
  Income tax expense and other taxes on income..............      22       9
  Minority interest.........................................       1       3
  Undistributed (earnings) losses of affiliated companies in
     which less than a 50% voting interest is owned.........      (1)     --
                                                                ----    ----
     Earnings as defined....................................    $133    $115
                                                                ====    ====
Interest expense............................................    $ 64    $ 69
Interest capitalized........................................       1       1
Portion of rentals representative of the interest factor....       6       5
                                                                ----    ----
     Fixed charges as defined...............................    $ 71    $ 75
                                                                ====    ====
Ratio of earnings to fixed charges..........................    1.87    1.53
                                                                ====    ====